Exhibit B-1(a)


                         PAYMENT AND GUARANTEE AGREEMENT


      THIS PAYMENT AND GUARANTEE AGREEMENT ("Guarantee Agreement"), dated as of June 16, 1999, is executed and delivered by Pennsylvania Electric Company, a Pennsylvania corporation (the "Guarantor"), for the benefit of the Holder (as defined below) from time to time of the Preferred Securities (as defined below) of Penelec Capital II, L.P., a Delaware limited partnership (the "Issuer").

      WHEREAS, the Issuer is issuing on the date hereof $100,000,000 aggregate stated liquidation preference of preferred limited partner interests of a series designated the 7.34% Cumulative Preferred Securities, Series A (the "Preferred Securities"), and the Guarantor desires to enter into this Guarantee Agreement for the benefit of the Holder, as provided herein;

      WHEREAS, the Issuer will use (i) the proceeds from the issuance and sale of the Preferred Securities to the Holder and (ii) the capital contributions relating to the issuance of the Issuer's general partner interests (the "Common Securities") to Penelec Preferred Capital II, Inc., a Delaware corporation and a wholly-owned subsidiary of the Guarantor (the "General Partner"), to purchase Subordinated Debentures (as defined below) issued by the Guarantor under the Indenture (as defined below); and

      WHEREAS, the Guarantor desires irrevocably and unconditionally to agree to the extent set forth herein to pay to the Holder the Guarantee Payments (as defined below) and to make certain other payments on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and other consideration, receipt of which is hereby acknowledged, the Guarantor, intending to be legally bound hereby, agrees as follows:

                                    ARTICLE I
                                    ---------

      As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Issuer's Amended and Restated Limited Partnership Agreement dated as of June 9, 1999 (as amended from time to time, the "Limited Partnership Agreement").

      "Guarantee Payments" shall mean the following payments, without duplication, to the extent not paid by the Issuer: (i) any accumulated and unpaid distributions on the Preferred Securities to the extent that the Issuer has funds on hand legally available



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therefor,  (ii) the Redemption  Price (as defined below) payable with respect to any Preferred Securities called for redemption by the Issuer to the extent that the Issuer has funds on hand legally available therefor, and (iii) upon a dissolution of the Issuer, other than in connection with a distribution of Subordinated Debentures (a "Distribution Event"), the lesser of (a) the Liquidation Distribution (as defined below) and (b) the amount of assets of the Issuer legally available for distribution to the Holder in liquidation of the Issuer.

      "Holder" shall mean Penelec Capital Trust, a Delaware business trust ("Penelec Capital Trust"), or any other holder or holders from time to time of any Preferred Securities of the Issuer, provided, however, that in determining whether the Holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or the Guarantor's parent, GPU, Inc., or any entity owned more than 50% by the Guarantor or GPU, Inc., either directly or indirectly.

      "Indenture" shall mean the Indenture dated as of June 1, 1999 between the Guarantor and United States Trust Company of New York, as Trustee, pursuant to which the Guarantor has issued and/or will issue its Subordinated Debentures (as defined below).

      "Liquidation   Distribution"  shall  mean  the  aggregate  of  the  stated
liquidation preference of $25 per Preferred Security, plus all accumulated and unpaid distributions to the date of payment.

      "Redemption Price" shall mean the aggregate of $25 per Preferred Security, plus all accumulated and unpaid distributions to the date fixed for redemption.

      "Special Representative" shall mean any representative of the Holder appointed pursuant to Section 13.02(d) of the Limited Partnership Agreement.

      "Subordinated Debentures" shall mean the Guarantor's 7.34% Subordinated Debentures, Series A, due 2039 issued under and pursuant to the Indenture.

      "Trust Securities" shall mean beneficial interests in Penelec Capital Trust, each representing a Preferred Security.

                                   ARTICLE II
                                   ----------

      SECTION 2.01. The Guarantor hereby irrevocably and unconditionally agrees to pay in full to the Holder the Guarantee Payments, as and when due (except to the extent paid by the Issuer), to the fullest extent permitted by law, regardless of any defense, right of set-off or counterclaim which the Guarantor may have or assert against the Issuer, the General Partner, Penelec Capital Trust or any trustee of Penelec Capital Trust. The
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Guarantor's  obligation  to make a Guarantee  Payment may be satisfied by direct payment by the Guarantor to the Holder or by payment of such amounts by the Issuer to the Holder. Notwithstanding anything to the contrary herein, the Guarantor retains all of its rights under Section 4.01(c) of the Indenture to extend the interest payment period thereunder and the Guarantor shall not be obligated hereunder to pay during an Extension Period (as defined in the Indenture) any distributions on the Preferred Securities which are not paid by the Issuer during such Extension Period.

      SECTION 2.02. The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

      SECTION 2.03. Except as otherwise set forth herein, the obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall to the fullest extent permitted by law in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver,  by operation of law or  otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;

                  (c) any failure,  omission,  delay or lack of diligence on the part of the Holder or the Special Representative to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holder or the Special Representative pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the  voluntary or  involuntary  liquidation,  dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, any of the Preferred Securities; or
                                       -3-


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                  (f) the settlement or compromise of any obligation  guaranteed hereby or hereby incurred.

The Holder shall have no obligation to give notice to, or obtain consent of, the Guarantor with respect to the occurrence of any of the foregoing.

      SECTION 2.04. This is a guarantee of payment and not of collection. The General Partner or the Special Representative may enforce this Guarantee Agreement directly against the Guarantor, and the Guarantor will waive any right or remedy to require that any action be brought against the Issuer or any other person or entity before proceeding against the Guarantor. Subject to Section 2.05, all waivers hereunder shall be without prejudice to the Holder's right at the Holder's option to proceed against the Issuer, whether by separate action or by joinder. The Guarantor agrees that this Guarantee Agreement shall not be discharged except by payment of the Guarantee Payments in full (to the extent not paid by the Issuer) and by complete performance of all obligations of the Guarantor contained in this Guarantee Agreement.

      SECTION 2.05. The Guarantor will be subrogated to all rights of the Holder against the Issuer in respect of any amounts paid to the Holder by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer of any amount of distributions in respect of which payment has been made to the Holder by the Guarantor pursuant to Section 2.01; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of a payment under this Guarantee Agreement, if, at the time of any such payment, any amounts remain due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to pay over such amount to the Holder.

      SECTION 2.06. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and sole debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (f), inclusive, of Section 2.03 hereof.

      SECTION 2.07. The Guarantor expressly acknowledges that (i) this Guarantee Agreement will be deposited with the General Partner to be held for the benefit of the Holder; (ii) in the event of the appointment of a Special Representative, the Special Representative may enforce this Guarantee Agreement on behalf of the Holder and take possession of this Guarantee Agreement for such purpose; (iii) if no Special Representative has been appointed, the General Partner has the right to enforce this Guarantee Agreement on behalf
                                       -4-


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of the Holder;  (iv) the holders of Trust Securities,  together with the holders of the Preferred Securities other than Penelec Capital Trust, representing not less than 10% of the aggregate stated liquidation preference of the Preferred Securities then outstanding, have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of this Guarantee Agreement, including the giving of directions to the General Partner or the Special Representative, as the case may be; and (v) if the General Partner or Special Representative fails to enforce this Guarantee Agreement as
above  provided,   any  holder  of  Trust  Securities   representing   Preferred
Securities,  and any holder of Preferred  Securities  other than Penelec Capital
Trust, may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer or any other person or entity.

            Any such Special Representative may enforce the Issuer's rights against the Guarantor under the Indenture, including, after failure to pay interest for 20 consecutive quarterly periods, the payment of interest on the Subordinated Debentures, enforce the obligations of the Guarantor under this Guarantee Agreement and enforce the Guarantor's obligations under the Indenture and the Subordinated Debentures directly against the Guarantor; the Guarantor, upon request of a Special Representative, agrees to execute and deliver such documents as may be necessary, appropriate or convenient for such Special Representative with respect to such enforcement.

                                   ARTICLE III
                                   -----------

      SECTION 3.01. So long as any of the Preferred Securities remain outstanding, neither the Guarantor nor any majority owned subsidiary of the Guarantor shall declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than dividends by a wholly-owned subsidiary of the Guarantor) if at such time the Guarantor shall be in default with respect to its payment or other obligations hereunder or there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture. The Guarantor shall take all actions necessary to ensure the compliance of its subsidiaries with this Section 3.01.

      SECTION 3.02. The Guarantor covenants, so long as any Preferred Securities remain outstanding: (i) to maintain direct or indirect 100% ownership of the Common Securities; (ii) to cause at least 3% of the total value of the Issuer and at least 3% of all interests in the capital, income, gain, loss, deduction and credit of the Issuer to be represented by Common Securities; (iii) not to cause the Issuer to be voluntarily dissolved, wound-up or terminated, except upon the entry of a decree of judicial dissolution or in connection with a Distribution Event or certain
                                       -5-


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mergers,   consolidations  or  other  transactions   permitted  by  the  Limited
Partnership  Agreement;  (iv)  except  as  otherwise  provided  in  the  Limited
Partnership Agreement, to cause the General Partner to remain the general partner of the Issuer and timely perform all of its duties as general partner of the Issuer (including the duty to pay distributions on the Preferred Securities out of funds on hand legally available therefor) in all material respects, provided that any permitted successor of the Guarantor under the Indenture may directly or indirectly succeed to the duties as general partner of the Issuer; and (v) to use its reasonable efforts to cause the Issuer to remain an entity that will be treated as a grantor trust for United States federal income tax purposes.

      SECTION 3.03. So long as any of the Preferred Securities remain outstanding, the Guarantor agrees to maintain its corporate existence; provided that, the Guarantor may consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its assets (either in one transaction or a series of transactions) to, any person, corporation, partnership, limited liability company, joint venture association, joint stock company, trust or unincorporated association if such entity formed by or surviving such consolidation or merger or to which such sale, conveyance, transfer or lease shall have been made, if other than the Guarantor, (i) is organized and existing under the laws of the United States or any state thereof or the District of Columbia, and (ii) shall expressly assume all the obligations of the Guarantor under this Guarantee Agreement.

      SECTION 3.04. This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will (a) rank subordinate and junior in right of payment to all general liabilities of the Guarantor, except trade accounts payable arising in the ordinary course of business, (b) rank pari passu to obligations to the holders of any preferred securities including obligations under any other guarantee, and (c) rank senior to obligations to the holders of the Guarantor's common stock.

                                   ARTICLE IV
                                   ----------

      This Guarantee Agreement shall terminate and be of no further force and effect upon full payment of the Redemption Price of all Preferred Securities or upon full payment of the amounts payable to the Holder upon liquidation of the Issuer or upon the occurrence of a Distribution Event; provided, however, that this Guarantee Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any Holder must restore payments of any sums paid under the Preferred Securities or under this Guarantee Agreement.

                                    ARTICLE V
                                    ---------

      SECTION 5.01.     All  guarantees  and  agreements   contained  in  this
Guarantee Agreement shall bind the successors, assigns,
                                       -6-


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receivers,  trustees and representatives of the Guarantor and shall inure to the benefit of the Holder. The Guarantor may not assign its obligations hereunder without the prior approval of the Holders of not less than a majority of the aggregate stated liquidation preference of all Preferred Securities then outstanding; provided that nothing herein shall preclude any transaction involving the Guarantor pursuant to Section 5.01 of the Indenture. No such
permitted   transaction  shall  be  deemed  an  assignment  of  the  Guarantor's obligations hereunder for purposes hereof.

      SECTION 5.02. This Guarantee Agreement may only be amended by a written instrument executed by the Guarantor; provided that, so long as any of the Preferred Securities remain outstanding, any such amendment that materially adversely affects the rights of Holders, any termination of this Guarantee Agreement or any waiver of compliance with any covenant hereunder shall be effected only with the prior approval of the holders of Trust Securities, together with the holders of Preferred Securities other than Penelec Capital Trust, representing not less than a majority of the aggregate stated liquidation preference of all Preferred Securities then outstanding.

      SECTION 5.03. All notices, requests or other communications required or permitted to be given hereunder to the Guarantor shall be deemed given if in writing and delivered personally or by recognized overnight courier or express mail service or by facsimile transmission (confirmed in writing) or by registered or certified mail (return receipt requested), addressed to the Guarantor at the following address (or at such other address as shall be specified by notice to the Holder):

            Pennsylvania Electric Company
            c/o GPU Service, Inc.
            310 Madison Avenue
            Morristown, NJ 07962-1957

            Facsimile No.: (973) 644-4224

            Attention: Vice President and Treasurer

      All notices, requests or other communications required or permitted to be given hereunder to the Holder shall be deemed given if in writing and delivered by the Guarantor in the same manner as notices sent by the Issuer to the Holder.

      SECTION 5.04. This Guarantee Agreement is solely for the benefit of the Holder and is not separately transferable from the Preferred Securities.

      SECTION 5.05. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES.
                                     -7-


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      THIS  GUARANTEE  AGREEMENT  is executed as of the day and year first above written.

                                    PENNSYLVANIA ELECTRIC COMPANY


                                    By:   /s/  T. G. Howson
                                        ----------------------------------
                                        Name: T.G. Howson
                                        Title: Vice President and Treasurer